Exhibit 99.3

LETTER TO CLIENTS

OFFER TO EXCHANGE 3.545 ORDINARY SHARES OF QIAGEN N.V.

OR

$61.25 IN CASH

FOR

EACH OUTSTANDING SHARE OF COMMON STOCK

OF

DIGENE CORPORATION

SUBJECT, IN EACH CASE, TO THE ELECTION AND PRORATION

PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE RELATED

LETTER OF ELECTION AND TRANSMITTAL.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

NEW YORK TIME, ON FRIDAY, JULY 20, 2007, UNLESS THE OFFER IS

EXTENDED. SHARES TENDERED PURSUANT TO THIS OFFER MAY BE

WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

June 15, 2007

To Our Clients:

Enclosed for your consideration is the Prospectus, dated June 15, 2007 (the “Prospectus”), and the related Letter of Election and Transmittal (which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by QIAGEN N.V., a company organized under the laws of The Netherlands (“QIAGEN”), and its wholly owned subsidiary QIAGEN North American Holdings, Inc. (“QNAH”), to exchange each outstanding share of common stock, par value $.01 per share (the “Shares”), of Digene Corporation, a Delaware corporation (“Digene”), for (i) 3.545 ordinary shares of QIAGEN and cash in lieu of any fractional shares or (ii) $61.25 in cash, without interest, upon the terms and subject to the conditions, including the election and proration procedures, set forth in the Prospectus and the Letter of Election and Transmittal enclosed herewith.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF ELECTION AND TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Election and Transmittal, and, if you wish to tender, the consideration that you wish to receive in exchange for your Shares.

Your attention is invited to the following:

1.	QIAGEN and QNAH are offering to exchange each outstanding Share for (i) 3.545 ordinary shares of QIAGEN and cash in lieu of any fractional shares or (ii) $61.25 in cash, without interest, upon the terms and subject to the conditions, including the election and proration procedures, described in the Prospectus and the Letter of Election and Transmittal.

2.	The aggregate amount of each of the cash consideration and stock consideration that Digene stockholders may receive in connection with the Offer is subject to proration because not more than 55% of the Shares tendered in the Offer can be exchanged for cash, and not more than 45% of the Shares tendered in the Offer can be exchanged for ordinary shares of QIAGEN.

3.	If you instruct us to tender Shares but fail to make a proper election, your Shares will be deemed “non-election shares” and the form of consideration that you receive will be determined based on the operation of the election and proration procedures described in the Prospectus and the Letter of Election and Transmittal.

4.	The Offer is being made for all outstanding Shares.

5.	The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 3, 2007, by and among QIAGEN, QNAH, QIAGEN Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of QNAH (“Merger Sub”), and Digene (the “Merger Agreement”). The Merger Agreement provides, among other things, that following completion of the Offer and the satisfaction or, if permissible, waiver of all conditions set forth in the Merger Agreement, and in accordance with the Delaware General Corporation Law, Digene will be merged with and into Merger Sub (the "Merger"). At the effective time of the Merger, each outstanding Share, excluding Shares owned by QIAGEN or any subsidiary of QIAGEN, any Shares held in treasury by Digene and any dissenting shares (as defined in the Merger Agreement) that are not exchanged in the Offer, will be cancelled and converted into the right to receive (i) 3.545 ordinary shares of QIAGEN and cash in lieu of any fractional shares or (ii) $61.25 in cash, without interest, subject to the same election and proration procedures as those in the Offer. The Merger Agreement is more fully described in the section of the Prospectus entitled "The Merger Agreement" and a copy of the Merger Agreement is attached to the Prospectus as Annex A.

6.	The Board of Directors of Digene has determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, are fair to, and in the best interests of, Digene and Digene’s stockholders, has approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, and recommends that Digene stockholders accept the Offer and tender their Shares pursuant to the Offer.

7.	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK TIME, ON FRIDAY, JULY 20, 2007, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

8.	The Offer is conditioned upon, among other things, (i) there having been validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Shares which constitutes at least 50.1% of the fully diluted Shares and (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated prior to the expiration of the Offer. The Offer is also subject to other conditions set forth in the Prospectus, which you should review in detail.

9.	Any stock transfer taxes applicable to the sale of Shares to QIAGEN pursuant to the Offer will be paid by Digene, except as otherwise provided in the Letter of Election and Transmittal.

The Offer is being made solely by means of the Prospectus and the related Letter of Election and Transmittal (and any supplements and amendments thereto) and is being made to all holders of Shares. Except as disclosed in the Prospectus, QIAGEN is not aware of any state in which the making of the Offer or the acceptance of Shares pursuant to the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If QIAGEN becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, QIAGEN will make a good faith effort to comply with such state statute. If, after such good faith effort, QIAGEN cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in any such state. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of QIAGEN by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Shares, all your Shares will be tendered unless otherwise specified on the reverse side of this letter.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO EXCHANGE 3.545 ORDINARY SHARES OF QIAGEN N.V.

OR

$61.25 IN CASH

FOR

EACH OUTSTANDING SHARE OF COMMON STOCK

OF

DIGENE CORPORATION

SUBJECT, IN EACH CASE, TO THE ELECTION AND PRORATION

PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE RELATED

LETTER OF ELECTION AND TRANSMITTAL.

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated June 15, 2007 (the "Prospectus"), and the related Letter of Election and Transmittal in connection with the offer by QIAGEN N.V., a company organized under the laws of The Netherlands (“QIAGEN”), and its wholly owned subsidiary QIAGEN North American Holdings, Inc. (“QNAH”), to exchange each outstanding share of common stock, par value $0.01 per share (the "Shares"), of Digene Corporation, a Delaware corporation (“Digene”), for (i) 3.545 ordinary shares of QIAGEN and cash in lieu of any fractional shares or (ii) $61.25 in cash, without interest, upon the terms and subject to the conditions, including the election and proration procedures, set forth in the Prospectus and the related Letter of Election and Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Election and Transmittal. The undersigned acknowledges that failure to properly make an election will result in the undersigned’s Shares being deemed “non-election shares” and that, as such, the form of consideration that the undersigned receives will be determined based on the operation of the election and proration procedures described in the Prospectus and the Letter of Election and Transmittal.

PLEASE CHECK ONLY ONE BOX:

☐	STOCK ELECTION — The undersigned elects to exchange each share of Digene common stock for 3.545 ordinary shares of QIAGEN.

☐	CASH ELECTION — The undersigned elects to exchange each share of Digene common stock for $61.25 in cash per share.

☐	MIXED ELECTION — The undersigned elects to exchange shares of Digene common stock for ordinary shares of QIAGEN and the remaining shares of Digene common stock exchanged for $61.25 per share (without interest).

☐	NON-ELECTION — The undersigned has no preference on the form of consideration to be received in exchange for the undersigned’s shares of Digene common stock.

Account No.:

Number of Shares to be Tendered:                                         (1)

Dated:

(1)	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

SIGN HERE

_______________________________

Signature(s)

_______________________________

Please Type or Print Name(s)

_______________________________

Please Type or Print Address

_______________________________

Area Code and Telephone Number

_______________________________

Taxpayer Identification or Social Security Number

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